Exhibit 10.6

CONSTRUCTION CONTRACT

EDIN SpA

WITH

PRETAM SpA

In La Serena, on January 12, 2021, between Mr. LUIS ARRECHEA MIQUELARENA, Chilean, married, lawyer, identity card for foreigners number 24.907.131-5, on behalf, as evidenced, of PRETAM SpA, a business company their name, unique tax roll number 76.153.953-1, both with address at Ruta D-43, D-421, Tambillos, Coquimbo commune, hereinafter and indistinctly "the seller" or "the seller", on the one hand and on the other, Mr. FRANCISCO JAVIER SEPÚLVEDA PALACIOS, Chilean, single, surgeon, identity card for foreigners number 24.155.093-5, representing, as evidenced, EDIN SpA, company of the line of business of its name, single role tax number 76.954.732-0, both domiciled at Ruta D-43, D-421, Tambillos, Coquimbo commune, hereinafter and indistinctly as "the buying party" or "the buying party", the appearing parties, all of legal age The following work contract has been agreed:

FIRST. EDIN SpA commissions the completion of the construction of 14 precast concrete sheds and urbanization works to be carried out in the property owned by the Client, according to the agreed technical specifications, plans and calculation reports, which the parties declare to know and which are part of the member of this contract.

It is noted that the aforementioned Project will have a total built area of 9,237 square meters, which will be made up of 14 warehouses, with a total built area of 7,101 square meters, and 14 offices, with a total built area of 2,135 square meters.

SECOND. By this act PRETAM SpA, represented as indicated, accepts the order from EDIN SpA, committing itself to execute it in accordance with the agreed specifications and plans.

THIRD: The price of the work is the sum of $1,488,569,467 CLP (plus VAT), a price that will be paid by bank transfer to the current account in the name of the Contractor and that the parties declare to know.

The price will be paid once: /a/ EDIN SpA disposes of the property PROPOSED LOT, resulting from the merger of Lot One A-Eight, located at Calle San Ramón number one thousand five hundred and ninety, and Lot One A - Nine, located at San Ramón street number one thousand six hundred, both resulting from the subdivision of Lot One indent A, which resulted from the merger of several lots, and these, in turn, resulting from various mergers and subdivisions of the following properties: a) Site or Lot B, located in the Barrio Industrial Sector of Alto Peñuelas; b) Site or Lot Four, resulting from the subdivision of the aforementioned Lot B; and c) Lot B, resulting from the subdivision of the Rest of the El Recreo Estate, all located in the commune of Coquimbo, owned by EDIN SpA; or, /b/ the period of 5 years counted from the date of subscription of this instrument elapses; The thing that happens first. It is expressly stated that none of the amounts owed in this instrument does not accrue interest.

FOURTH: The Contractor undertakes to execute the entire contracted construction within a period of 2 years, counting from this date. Notwithstanding the foregoing, the parties agree that PRETAM SpA will provide semi-annual progress reports to EDIN SpA in order to determine the degree of progress of the project.

Likewise, it is expressly stated that everything built and in the corresponding degree of progress will pass to and will be the property of EDIN SpA, without prejudice to the payment of the work as stipulated in the third clause.

FIFTH: PRETAM SpA will carry out the work with maximum efficiency and responsibility, always adhering to the standards, plans and specifications of the project.

PRETAM SpA will timely acquire the construction materials, which must be of good quality and comply with the standards and technical specifications, being its sole responsibility and cost, relations and coordination with subcontractors and suppliers in general.

PRETAM SpA will have the minimum adequate elements (chemical toilet, garbage can, etc.) for the well-being of the contracted personnel in order to always keep the land clean throughout the duration of the tasks.

SIXTH: It is recorded that the Contractor assumes absolute responsibility for the personnel dedicated to the fulfillment of this contract and, therefore, must execute its hiring and termination of the contract, cancellation of remunerations, discount of Social Laws, Impositions, and Taxes and Subsequent payment to the corresponding organizations. However, the personnel will be the sole responsibility of the Contractor and will not have a legal relationship with "the Client".

SEVENTH: The parties expressly declare that EDIN SpA may unilaterally terminate this contract early by giving notice given at least one year in advance, and must in any case pay for the work performed.

EIGHTH: The parties establish as domicile, for all legal effects derived from this contract, the city of La Serena, extending jurisdiction before its Courts of Justice.

LEGAL REPRESENTATION: The legal capacity of Mr. Francisco Sepúlveda Palacios, is recorded in a public deed dated November 30, 2018, granted before Mr. Rubén Reinoso Herrera, Notary Public of La Serena.

_________________________

EDIN SpA

pp. FRANCISCO JAVIER SEPÚLVEDA PALACIOS

_________________________

PRETAM SpA

pp. LUIS ARRECHEA MIQUELARENA